UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2020 Stock Purchase Agreement

On and effective February 3, 2020, Camber Energy, Inc. (the “Company”, “Camber”, “we” and “us”) and an institutional investor (the “Investor”), entered into a Stock Purchase Agreement (the “2020 Purchase Agreement”).

Under the terms of the 2020 Purchase Agreement, the Investor purchased 525 shares of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), for $5 million, at a 5% original issue discount to the $10,000 face value of such preferred stock (the “Face Value”).

Pursuant to the 2020 Purchase Agreement, as long as the Investor holds any shares of Series C Preferred Stock, we agreed that, except as contemplated in connection with the Merger (described below), we would not issue or enter into or amend an agreement pursuant to which we may issue any shares of common stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price. We also agreed that we would not issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of common stock (i) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of the security or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock.

Additionally, provided that we have not materially breached the terms of the 2020 Purchase Agreement, we may at any time, in our sole and absolute discretion, repurchase from Investor all, but not less than all, of the then outstanding shares of Series C Preferred Stock sold pursuant to the agreement by paying to Investor 110% of the aggregate face value of all such shares.

We also agreed to provide the Investor a right of first offer to match any offer for financing we receive from any person while the shares of Series C Preferred Stock sold pursuant to the 2020 Purchase Agreement are outstanding, except for debt financings not convertible into common stock, which are excluded from such right to match.

Finally, we agreed that if we issue any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then we would notify Investor of such additional or more favorable term and such term, at Investor’s option, may become a part of the transaction documents with Investor.

The 2020 Purchase Agreement includes customary provisions requiring that the Company indemnify the Investor against certain losses; representations and warranties and covenants.

We agreed pursuant to the 2020 Purchase Agreement that if the Merger does not close by the required date approved by the parties thereto (as such may be extended from time to time), and if the amount of funds loaned by the Company to Viking in connection with the Secured Note, as discussed below, plus any applicable interest is returned to the Company by Viking, we are required, at the Investor’s option in its sole and absolute discretion, to immediately repurchase from the Investor all then outstanding Series C Preferred Stock shares acquired by the Investor pursuant to the 2020 Purchase Agreement, by paying to the Investor 110% of the aggregate Face Value of all such shares.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 24.95% per annum (adjustable up to 34.95% if a trigger event, as described in the designation of the Series C Preferred Stock occurs), payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion, provided that upon any redemption, conversion, or maturity, seven years of dividends are due and payable on such redeemed, converted or matured stock. The Series C Preferred Stock ranks senior to the common stock. The Series C Preferred Stock has no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all of the Company’s property, business and undertakings; and (f) during the winding-up of the Company.

The Series C Preferred Stock may be converted into shares of common stock (“Conversion Shares”) at any time at the option of the holder, or at our option if certain equity conditions (as defined in the certificate of designation for the Series C Preferred Stock), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted an amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date (i.e., seven years), and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock multiplied by the number of such shares of Series C Preferred Stock divided by the applicable Conversion Price (as defined in the certificate of designation for the Series C Preferred Stock).

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable. Specifically, the conversion rate of such premiums and dividends equals 95% of the average of the lowest 5 individual daily volume weighted average prices during the Measuring Period, not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, in which case the conversion rate equals 85% of the lowest daily volume weighted average price during the Measuring Period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such Measuring Period, less $0.10 per share. The “Measuring Period” is the period beginning, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, before the applicable notice has been provided regarding the exercise or conversion of the applicable security, and ending, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, after the applicable number of shares stated in the initial exercise/conversion notice has actually been received into the Investor’s designated brokerage account in electronic form and fully cleared for trading (subject to certain extensions described in the applicable securities, which have been triggered to date). Triggering events are described in the designation of the Series C Preferred Stock, but include items which would typically be events of default under a debt security, including filing of reports late with the Securities and Exchange Commission.

The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of common stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other preferred stock that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock, or (ii) Rule 144 under the Securities Act is available for the immediate unrestricted resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock.

The Series C Preferred Stock is subject to a beneficial ownership limitation, which prevents any holder of the Series C Preferred Stock from converting such Series C Preferred Stock into common stock, if upon such conversion, the holder would beneficially own greater than 9.99% of our outstanding common stock.

The issuance of the Conversion Shares is subject to NYSE American approval and approval of our stockholders. We agreed, pursuant to the 2020 Purchase Agreement, to seek stockholder approval of the issuance of the Conversion Shares at the next annual meeting of stockholders after the 2020 annual meeting (collectively, the “Approval”), and to use our commercially reasonable best efforts to obtain Approval as soon as practicable.

We also agreed to file a proxy statement and hold a stockholder meeting to approve the 2020 Purchase Agreement, the issuance of the Conversion Shares and an increase in our authorized but unissued shares of common stock to at least 25 million shares, as soon as possible, and no later than 90 days after effective date of the 2020 Purchase Agreement.

The description of the 2020 Purchase Agreement and the Series C Preferred Stock above, are subject to, and qualified in their entirety by, (a) the form of 2020 Purchase Agreement, a copy of which is incorporated by reference hereto as Exhibit 10.1; and (b) the Designation, incorporated by reference as Exhibit 3.1 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

Waiver and Amendment Agreement

On February 3, 2020, the Company and the Investor entered into a Waivers and Amendments to Stock Purchase Agreements (the “Amendment”), pursuant to which the Investor (a) waived any and all Trigger Events (as defined in the certificate of designation of the Series C Preferred Stock (the “Designation”)) that had occurred prior to February 3, 2020, (b) agreed that all calculations provided for in the Designation would be made as if no such Trigger Event had occurred, and (c) waived any right to receive any additional shares of common stock based upon any such Trigger Event, with respect to all shares of Series C Preferred Stock, other than any which have already been converted.

The Investor also (a) waived any and all breaches and defaults that have occurred through February 3, 2020, and (b) waived all rights and remedies with respect to such breaches and defaults.

The Amendment also provided that we are required to file a proxy to hold a stockholder meeting to approve an increase in the Company’s authorized common stock to 25 million shares as soon as possible, and use our commercially reasonable best efforts to cause such increase to be declared effective as soon as possible, and in any event within 90 days of February 3, 2020. Provided we comply with such requirement, the Investor agreed (a) to waive any and all Trigger Events, breaches and defaults related to reserving or issuing shares of common stock upon conversion of outstanding Series C Preferred Stock that may occur or continue during such time, (b) that all calculations provided for in the Designation shall be made as if no such Trigger Event had occurred, and (c) to waive any right to receive any additional shares of common stock based upon any such Trigger Event.

The Investor also agreed, pursuant to the Amendment, that the conversion rate of conversion premiums pursuant to the Designation would remain (a) 95% of the average of the lowest 5 individual daily volume weighted average prices during the applicable Measuring Period (as defined in the Designation), not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, and that such $0.05 per share discount would not be adjusted in connection with the Company’s previously reported reverse stock splits; and (b) 85% of the average of the lowest individual daily volume weighted average price during the applicable Measuring Period (as defined in the Designation), not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.10 per share of common stock, if a triggering event has occurred, and that such $0.10 per share discount would not be adjusted in connection with the Company’s previously reported reverse stock splits.

The Amendment also provided that the Measuring Period (as defined the Designation) would begin on the date of the Agreement, February 3, 2020; and that the Designation would be amended to provide that holders of the Series C Preferred Stock will vote with holders of common stock as a single class, on an as converted basis subject to the beneficial ownership limitation set forth in the Designation, which amendment we plan to complete after the date of this filing, subject to confirmation by the NYSE American.

The description of the Amendment above, is subject to, and qualified in its entirety by, the form of Amendment, incorporated by reference as Exhibit 10.2 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Viking Plan of Merger

On February 3, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Viking Energy Group, Inc. (“Viking”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, a newly-formed wholly-owned subsidiary of the Company (“Merger Sub”) will merge with and into Viking (the “Merger”), with Viking surviving the Merger as a wholly-owned subsidiary of the Company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Viking (the “Viking Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares owned by the Company, Viking and Merger Sub, will be converted into the right to receive the pro rata share of 80% of the Company’s post-Effective Time capitalization (the Company’s 20% share being defined herein as the “Camber Percentage”), taking into account the number of shares of common stock of Camber outstanding on a fully-diluted basis and without taking into account any shares of common stock which the holder of the Company’s Series C Preferred Stock can receive upon conversion of the Series C Preferred Stock, or a separate series of preferred stock issued in exchange for such Series C Preferred Stock, which has fixed conversion provisions. Holders of Viking Common Stock will have any fractional shares of Company common stock after the Merger rounded up to the nearest whole share.

The Merger Agreement provides that the Camber Percentage is to be adjusted as follows: (i) for each (A) additional $500,000 in Company unencumbered cash (without any associated debt) available for use by the combined company (the “Combined Company”) after the Effective Time (“Camber Unencumbered Cash”) in excess of $4,000,000 at closing of the Merger (the “Camber Surplus Cash”), or (B) $500,000 in other unencumbered assets acquired by the Company after the date of the Merger Agreement and prior to closing without increasing the Company’s liabilities (the “Other Camber Surplus Assets”), the Camber Percentage is to increase by an incremental 0.5%, or subject to the written agreement of both parties, such Camber Surplus Cash or Other Camber Surplus Assets, as applicable, shall be distributed to the Company’s common stock holders subject to applicable law; and (ii) for each additional $500,000 in Viking unencumbered cash (without any associated debt) outside of Viking’s Ichor division or Elysium division in excess of $500,000 at closing, the Camber Percentage will decrease by an incremental 0.5%.

At the Effective Time, each outstanding Viking equity award, will be converted into the right to receive the merger consideration in respect of each share of Viking Common Stock underlying such equity award and, in the case of Viking stock options, be converted into vested Company stock options based on the merger exchange ratio calculated as provided above (the “Exchange Ratio”).

The Merger Agreement provides, among other things, that effective as of the Effective Time, the board of directors of the Combined Company will be comprised of five directors, of which one will be a former member of the board of directors of the Company (the “Company Director Designee”) and four will be former members of the board of directors of Viking (the “Viking Director Designees”). The Merger Agreement also provides that James A. Doris, the Chief Executive Officer of Viking, shall serve as President and Chief Executive Officer of the Combined Company following the Effective Time.

The Merger Agreement also contemplates that the Company will submit a proposal to its stockholders to amend its Articles of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Camber Common Stock to a number of shares mutually agreed to by Camber and Viking to allow for the issuance of shares of Company common stock in connection with the closing of the Merger (the “Charter Amendment Vote”).

The Merger Agreement provides that, as of the Effective Time, the Combined Company will have its headquarters in Houston, Texas.

The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the Effective Time, each of the Company and Viking will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Viking is required to hold a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement. The Company is required to hold a meeting of its stockholders to approve the issuance of Viking Common Stock in connection with the Merger (the “Share Issuance”), to adopt the Charter Amendment and, subject to certain exceptions, to recommend that its stockholders approve the Merger and the Share Issuance and adopt the Charter Amendment.

The completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders and approval of the Share Issuance and Charter Amendment by the Company’s stockholders, (ii) authorization for listing of the shares of Viking Common Stock to be issued in the Merger on the NYSE American, (iii) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other required regulatory approvals, (iv) effectiveness of the registration statement on Form S-4 for the Viking Common Stock to be issued in the Merger, (v) the Company being reasonably satisfied with its due diligence on Elysium (defined below), (vi) the absence of any law, order, injunction, decree or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal, and (vii) each of Viking and the Company receiving an opinion, in writing, to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to Camber or Viking, as applicable, and their stockholders. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) subject to certain exceptions, performance by the other party of its obligations under the Merger Agreement and (iii) the absence of any material adverse effect on the other party, as defined in the Merger Agreement.

Additional closing conditions to the Merger include (i) that in the event the NYSE American determines that the Merger constitutes, or will constitute, a “back-door listing”/“reverse merger”, the Company (and its common stock) is required to qualify for initial listing on the NYSE American, pursuant to the applicable guidance and requirements of the NYSE as of the Effective Time; (ii) Viking, Viking’s subsidiary Elysium Energy, LLC (“Elysium”)(Viking’s subsidiary), or one of Elysium’s other subsidiaries, must have completed the acquisition of oil and gas assets described in Viking’s Current Report on Form 8-K filed by Viking with the United States Securities and Exchange Commission (the “SEC”) on October 11, 2019 (the “Elysium Acquisition”); (iii) Viking shall have arranged to extend the maturity date to June 1, 2021, or later, of the promissory note executed and delivered by Viking in connection with Viking’s oil and gas acquisition closed on or about December 28, 2018, or any promissory note(s) issued in replacement thereof; (iv) the Company is required to obtain the consent of the Series C Preferred Stock holder for the Merger and not be in breach of any of its agreements with the Series C Preferred Stock holder; (v) Viking shall have received the consent for the Merger from ABC Funding, LLC; (vi) Viking shall have negotiated a new remuneration arrangement with Network 1 Financial Securities, Inc. with respect to such broker-dealer’s role in and compensation associated with the Merger, on terms and conditions satisfactory to Viking and Camber and Viking shall have negotiated a new remuneration arrangement with RHK Capital with respect to such broker-dealer’s role in and compensation associated with the Merger, on terms and conditions satisfactory to Viking and Camber; (vi) members of the existing management team of Camber shall have executed agreements as to their role with and compensation from the Company following the Merger; and (vii) on the Effective Time, the only loan obligations with a maturity date in 2020 that Viking shall have shall be the series of $13.5 million of convertible debt issued in connection with Viking’s offering completed in December of 2018.

A further requirement to the closing of the Merger is that the Company was required to have acquired 25% of Elysium as part of a $5,000,000 investment in Viking’s Rule 506(c) offering (the “Pre-Merger Acquisition”), which transaction was completed on February 3, 2020, as discussed below under “Camber Viking Investment”.

The Merger Agreement can be terminated (i) at any time with the mutual consent of the parties; (ii) by either the Company or Viking if any governmental consent or approval required for closing is not obtained, or any governmental entity issues a final non-appealable order or similar decree preventing the Merger; (iii) by either Viking or the Company if the Merger shall not have been consummated on or before June 30, 2020, provided that the Company or Viking shall have the right to extend such date from time to time, until up to December 31, 2020, in the event that the Company has not fully resolved SEC comments on the Form S-4 or other SEC related to the Merger, and Camber is responding to such comments in a reasonable fashion, subject to certain exceptions; (iv) by the Company or Viking, upon the breach by the other of a term of the Merger, which is not cured within 30 days of the date of written notice thereof by the other; (v) by the Company if Viking is unable to obtain the affirmative vote of its stockholders for approval of the Merger; (vi) by Viking if the Company is unable to obtain the affirmative vote of its stockholders required pursuant to the terms of the Merger Agreement; and (vii) by Viking or the Company if the other party’s directors change their recommendation to their stockholders to approve the Merger, subject to certain exceptions set forth in the Merger Agreement, or if there is a willful breach of the Merger Agreement by the other party thereto.

In the event of termination of the Merger Agreement by either party because there is a reasonable likelihood that the Combined Company will not meet the initial listing requirements of the NYSE American, required regulatory approvals will not be obtained, or the Form S-4 will not be declared effective, through no fault of Camber or Viking, Camber will retain a 15% interest in Elysium if the Secured Note (defined below) is repaid on or prior to the 90th day following the termination of the Merger Agreement (and the Additional Payment is made in connection therewith as described below)(the “Secured Note Payment Obligations”), and Camber will return a 10% interest in Elysium to Viking. In the event of termination of the Merger Agreement by either party, through no fault of the Company, the Company will retain a 20% interest in Elysium if the Secured Note Payment Obligations are met and it will return a 5% interest in Elysium to Viking; and in the event of termination of the Merger Agreement due to a material breach of the Merger Agreement by the Company or its disclosure schedules, and if the Secured Notice Payment Obligations are met, Camber will return the entire 25% interest in Elysium to Viking. If the Secured Note Payment Obligations are not met, the Company will retain the entire 25% interest in Elysium following any termination of the Merger Agreement for any reason.

The Merger Agreement provides that the Secured Note (defined below) will be forgiven in the event the Merger closes, and the Secured Note will be due 90 days after the date that the Merger Agreement is terminated by any party for any reason, at which time an additional payment shall also be due to the Company and payable by Viking in an amount equal to (i) the amount owed by the Company to its Series C Preferred Stock holder in connection with the redemption of 525 shares of the Company’s Series C Preferred Stock, minus (ii) the repayment amount due to the Company from Viking pursuant to the Secured Note (the “Additional Payment”).

The Merger Agreement contains customary indemnification obligations of the parties and representations and warranties.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Viking, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Viking, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Form S-4 that will include a joint proxy statement of the Company and Viking and a prospectus of Viking, as well as in the Forms 10-K, Forms 10-Q and other filings that each of the Company and Viking make with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement above, is subject to, and qualified in its entirety by, the Merger Agreement, attached as Exhibit 2.1 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Camber Viking Investment

A required condition to the entry into the Merger was that the Company loan Viking $5 million, pursuant to the terms of a Securities Purchase Agreement, which was entered into on February 3, 2020 (the “SPA”). Pursuant to the SPA, the Company made a $5 million loan to Viking, which was evidenced by a 10.5% Secured Promissory Note (the “Secured Note”), the repayment of which was secured by the terms of a Security and Pledge Agreement (the “Pledge”).

The Secured Note, accrues interest at the rate of 10.5% per annum, payable quarterly and is due and payable on February 3, 2022. The note includes standard events of default, including certain defaults relating to the trading status of Viking’s common stock and change of control transactions involving Viking. The Secured Note can be prepaid at any time with prior notice as provided therein, and together with a pre-payment penalty equal to 10.5% of the original amount of the Secured Note.

The Secured Note is convertible into common shares of Viking at a conversion price of $0.24 per share at any time beginning 30 days after the date of the Note (February 3, 2020), until the 15th day after Viking’s common stock has traded at an average daily price of at least $0.55 for 15 consecutive business days, provided that we are restricted from converting any portion of the Secured Note into Viking’s common stock if upon such conversion we would beneficially own more than 4.99% of Viking’s common stock (which percentage may be increased or decreased to up to 9.99%, with 61 days prior written notice to Viking).

In addition to our other conversion rights under the Secured Note we also have the right to convert the Secured Note (principal and interest) into the securities offered by Viking in connection with Viking’s first public offering following the date of the Secured Note, at a conversion price equal to eighty-five percent (85%) of the offering price of the applicable security (representing a fifteen percent (15%) discount) in such public offering.

The Pledge provides the Company, para passu with the other investors in Viking’s Secured Note offering, a security interest (subject to certain pre-requisites) in Viking’s 75% ownership of Elysium and 100% of Ichor Energy Holdings, LLC (“Ichor”). Additionally, pursuant to a separate Security and Pledge Agreement entered into on February 3, 2020, Viking provided the Company a security interest in the membership, common stock and/or ownership interests of all of Viking’s existing and future, directly owned or majority owned subsidiaries, to secure the repayment of the Secured Note (the “Second Pledge”).

As additional consideration for the Company making the loan to Viking, Viking assigned the Company 25% of Elysium (the “Assigned Elysium Interests”) pursuant to the terms of an Assignment of Membership Interests dated February 3, 2020 (the “Assignment”). As described under the heading “Viking Plan of Merger” above, all or a portion of the Assigned Elysium Interests will be retained by Camber and/or returned to Viking under different circumstances relating to the termination of the Merger Agreement and repayment obligations associated with the Secured Note.

The foregoing description of the SPA, Secured Note, Pledge, Second Pledge and Assignment above, is subject to, and qualified in its entirety by, the SPA, Secured Note, Pledge, Second Pledge and Assignment, attached as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

Settlement Agreement with PetroGlobe

On January 31, 2020, the Company entered into a Compromise Settlement Agreement (the “Settlement Agreement”) with Petroglobe Energy Holdings, LLC (“PetroGlobe”), Signal Drilling, LLC (“Signal”), Petrolia Oil, LLC (“Petrolia”), Prairie Gas Company of Oklahoma, LLC (“PGCO”), and Canadian River Trading Company, LLC (“CRTC”).

Pursuant to the Settlement Agreement, the Company agreed to pay PetroGlobe the sum of $250,000 as follows: $100,000 upon execution of the Settlement Agreement, which payment has been made, and $150,000 paid to an escrow account, which payment has been made, which release is subject to approval by the Company upon the successful transfer of all wells and partnership interests of the Company’s current wholly-owned subsidiary CE Energy, LLC (“CE”) to PetroGlobe. The intention of such transfer of wells and partnership interests of CE is that (a) the Company shall be completely removed from liabilities resulting from future acts or omissions of CE occurring after such transfer date, (b) CE is effectively transferred and all steps have been approved by the Railroad Commission of Texas, including approval of new directors, officers, and owners of greater than a 25% interest in CE, and (c) that liability for the wells and partnership interests of the Company in CE, and the current officers and directors of CE, will be transferred after approval by the Railroad Commission along with all oil in storage tanks and the bond currently in place.

The Company also agreed to bring the wells into regulatory compliance to the extent such compliance is required to obtain Railroad Commission of Texas approval of the Form “P-5” organization report for CE currently pending renewal. The Company further undertook to use its best efforts to obtain approval of such P-5 by March 12, 2020.

Upon successful completion of the Company bringing the properties into regulatory compliance, the Company is required to assign to PetroGlobe, or its designee, all of its right, title and interest in all wells, leases, royalties, minerals, equipment, and other tangible assets associated with specified wells and properties. Such properties shall be free and clear of all claims and liens arising during the direct operation of such properties by CE.

In the event that the Railroad Commission of Texas fails or refuses to approve the form “P-5 O” to remove all current officers, directors, and owners of CE from the form and substitute the officers, directors and owners of CE as directed by PetroGlobe within 180 days of delivery of assignment of the Company’s interests in CE to PetroGlobe, or its designee, the parties will cooperate to seek divestiture of their interests in the wells and leaseholds held in escrow. The parties shall have an additional 180 days to complete the divestiture. Upon completion of such divestiture and removal of Company and the current officers and directors of CE from potential regulatory responsibility for such wells and leaseholds, the Company is required to direct the release to PetroGlobe of all funds held in escrow. If the properties are not divested within the additional 180 day period, the funds held in escrow are to be returned to the Company.

Upon the Company successfully bringing properties into regulatory compliance and assigning the properties to PetroGlobe, or its designee, the Company is required to also assign PetroGlobe or its assignee all of its membership interests in Petrolia.

The Company released the parties to the Settlement Agreement, including Ian Acrey, individually, as well as their officers, directors, or members from any claims asserted in the lawsuit, and the parties to the Settlement Agreement along with Ian Acrey, individually, released the Company, its officers, directors, shareholders and affiliate corporations from any claims asserted in the lawsuit. The Company did not release any claims or causes of action against N&B Energy, LLC, Sezar Energy, L.L.P. related to Richard Azar, or any of their affiliates, or predecessors, or successors.

The parties agreed to promptly cause the filing of a motion and order to dismiss the lawsuit with prejudice shortly after execution of the settlement agreement.

The foregoing description of the Settlement Agreement above, is subject to, and qualified in its entirety by, the Settlement Agreement, attached as Exhibit 10.8 hereto, which is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On February 3, 2020, the Investor purchased 525 shares of Series C Preferred Stock. The sale and issuance of the Series C Preferred Stock described above has been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor has represented that it is an accredited investor, as that term is defined in Regulation D. The Investor also has represented that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Notwithstanding the fact that we have no authorized but unissued shares of common stock as of the date of this Report, as of the date of this Report, the Series C Preferred Stock sold on February 3, 2020, would convert into approximately 7,812,833 shares of our common stock if fully converted, which number includes 1,615,385 shares of common stock convertible upon conversion of all of the outstanding shares of outstanding Series C Preferred Stock at a conversion price of $3.25 per share (based on the $10,000 face amount of the Series C Preferred Stock) and approximately 6,197,448 shares of common stock for premium shares due thereunder (based on the current dividend rate of 24.95% per annum), and a conversion price of $1.4795 per share, which may be greater than or less than the conversion price that currently applies to the conversion of the Series C Preferred Stock pursuant to the terms of the Designation, which number of premium shares may increase significantly from time to time as the trading price of our common stock decreases, upon the occurrence of any trigger event under the Designation of the Series C Preferred Stock and upon the occurrence of certain other events, as described in greater detail in the Designation of the Series C Preferred Stock.

The conversion of the Series C Preferred Stock into common stock of the Company will create substantial dilution to existing stockholders.

Item 8.01 Other Events.

On February 5, 2020, Viking and Camber each published a joint press release announcing the entry into the Merger Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

To the extent required by Item 9.01, the financial statements relating to the Company’s 25% acquisition of Elysium will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

To the extent required by Item 9.01, the pro forma financial information of the Company’s acquisition of 25% of Elysium will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1#	Agreement and Plan of Merger by and Between Viking Energy Group, Inc., and Camber Energy, Inc. dated as of February 3, 2020
3.1	Camber Energy, Inc. Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 8, 2019 (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 9, 2020, and incorporated herein by reference)(File No. 001-32508)
10.1*+	Form of Stock Purchase Agreement relating to the purchase of $5 million in shares of Series C Redeemable Convertible Preferred Stock dated February 3, 2020
10.2*	Form of Waivers and Amendments to Stock Purchase Agreements dated February 3, 2020, by and between Camber Energy, Inc. and the Investor Named Therein
10.3*+	Securities Purchase Agreement dated as of February 3, 2020 by and Between Camber Energy, Inc. (Purchaser) and Viking Energy Group, Inc.
10.4*	$5,000,000 10.5% Secured Promissory Note Issued by Viking Energy Group, Inc. to Camber Energy, Inc. Dated February 3, 3020
10.5*	Security and Pledge Agreement, dated as of February 3, 2020 by and among Viking Energy Group, Inc. and Camber Energy, Inc.
10.6*	Security and Pledge Agreement, dated as of February 3, 2020 by and among Viking Energy Group, Inc. and Camber Energy, Inc.
10.7*	Assignment of Membership Interests by Viking Energy Group, Inc. in favor of Camber Energy, Inc. dated February 3, 2020
10.8*	Compromise Settlement Agreement executed January 31, 2020 between PetroGlobe Energy Holdings, LLC, Signal Drilling, LLC, Petrolia Oil, LLC, Prairie Gas Company of Oklahoma, LLC, Canadian River Trading Company, LLC, and Camber Energy, Inc.
99.1**	Press release dated February 5, 2020

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Camber Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

+ Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Camber Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Merger on the terms set forth in, and pursuant to the required timing set forth in, the Merger Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Viking or Camber to terminate the Merger Agreement; the payments and transfers required to be made upon termination of the Merger Agreement and effects thereof; the outcome of any legal proceedings that may be instituted against Viking, Camber or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the Merger on a timely basis or at all, including the risk that regulatory approvals required for the Merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by Viking stockholders and Camber stockholders on the expected schedule; difficulties and delays in integrating Viking’s and Camber’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks that the transaction disrupts Viking’s or Camber’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; the ability of Camber to come to an understanding/agreement with its Series C Preferred Stock holder to fix the number of shares of common stock issued or issuable to such Series C Preferred Stock holder; the ability of Viking or Camber to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the Merger; the continued availability of capital and financing following the Merger; the business, economic and political conditions in the markets in which Viking and Camber operate; and the fact that Viking’s and Camber’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in Viking’s and Camber’s publicly filed reports, including, but not limited to, Viking’s Annual Report on Form 10-K for the year ended December 31, 2018, and Camber’s Annual Report on Form 10-K for the year ended March 31, 2019.

Viking and Camber caution that the foregoing list of important factors is not complete, and they do not undertake to update any forward-looking statements that either party may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Viking, Camber or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed Merger, Camber will file with the SEC a registration statement on Form S-4 to register the shares of Camber’s common stock to be issued in connection with the Merger. The registration statement will include a preliminary joint proxy statement/prospectus which, when finalized, will be sent to the respective stockholders of Viking and Camber seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIKING, CAMBER AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Viking at its website, www.Viking.com, or from Camber at its website, www.Camber.energy. Documents filed with the SEC by Viking will be available free of charge by accessing Viking’s website at www.vikingenergygroup.com under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Viking Energy Group, Inc. at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, (281) 404-4387, and documents filed with the SEC by Camber will be available free of charge by accessing Camber’s website at www.camber.energy under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Camber Energy, Inc. at 1415 Louisiana, Suite 3500, Houston, Texas, 77002, (210) 998-4035.

Participants in the Solicitation

Viking, Camber and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Viking and Camber in respect of the proposed merger under the rules of the SEC. Information about Viking’s directors and executive officers is available in Viking’s Annual Report on Form 10-K for the year ended December 31, 2018. Information about Camber’s directors and executive officers is available in Camber’s Annual Report on Form 10-K for the year ended March 31, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Viking or Camber using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: February 5, 2020

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1#	Agreement and Plan of Merger by and Between Viking Energy Group, Inc., and Camber Energy, Inc. dated as of February 3, 2020
3.1	Camber Energy, Inc. Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 8, 2019 (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 9, 2020, and incorporated herein by reference)(File No. 001-32508)
10.1*+	Form of Stock Purchase Agreement relating to the purchase of $5 million in shares of Series C Redeemable Convertible Preferred Stock dated February 3, 2020
10.2*	Form of Waivers and Amendments to Stock Purchase Agreements dated February 3, 2020, by and between Camber Energy, Inc. and the Investor Named Therein
10.3*+	Securities Purchase Agreement dated as of February 3, 2020 by and Between Camber Energy, Inc. (Purchaser) and Viking Energy Group, Inc.
10.4*	$5,000,000 10.5% Secured Promissory Note Issued by Viking Energy Group, Inc. to Camber Energy, Inc. Dated February 3, 3020
10.5*	Security and Pledge Agreement, dated as of February 3, 2020 by and among Viking Energy Group, Inc. and Camber Energy, Inc.
10.6*	Security and Pledge Agreement, dated as of February 3, 2020 by and among Viking Energy Group, Inc. and Camber Energy, Inc.
10.7*	Assignment of Membership Interests by Viking Energy Group, Inc. in favor of Camber Energy, Inc. dated February 3, 2020
10.8*	Compromise Settlement Agreement executed January 31, 2020 between PetroGlobe Energy Holdings, LLC, Signal Drilling, LLC, Petrolia Oil, LLC, Prairie Gas Company of Oklahoma, LLC, Canadian River Trading Company, LLC, and Camber Energy, Inc.
99.1**	Press release dated February 5, 2020

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Camber Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

+ Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Camber Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.